Exhibit 4.4

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (I) _____, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF SENSIBLE MEATS INC. (THE "COMPANY") THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S ("REGULATION S") UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY’S TRANSFER AGENT.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THESE OPTIONS WILL EXPIRE AND BECOME NULL AND VOID AT 4:30 P.M. (TORONTO TIME) ON _____ OR SUCH EARLIER DATE AS PROVIDED FOR HEREIN.

OPTION AGREEMENT

(the "Agreement")

This Agreement dated the 8th day of July, 2023.

B E T W E E N:

FIREFLY NEUROSCIENCE, INC., a corporation incorporated under the laws of Delaware (hereinafter called the "Corporation"),

OF THE FIRST PART

- and -

_____, an individual residing in the State of _____ (hereinafter called the "Participant")

OF THE SECOND PART

WHEREAS the Participant is an employee, officer, director or consultant of the Corporation and has been designated by the Corporation as eligible to participate in the stock option plan (the "Plan") of the Corporation;

AND WHEREAS the Corporation desires to grant to the Participant an option to purchase common shares in the capital of the Corporation (the "Shares") in accordance with the terms of the Plan;

NOW THEREFORE THIS AGREEMENT WITNESSETH that the parties hereto agree as follows:

1.            The Corporation hereby grants to the Participant an irrevocable option (the "Option") to purchase all or any part of _____ Shares at a price per share equal to a 25% discount to the issue price (the “Issue Price”) of the Corporation’s equity securities in an “IPO Transaction”, defined as any transaction that results in the Corporation’s common shares being listed (directly or indirectly) on the Nasdaq Stock Market or another recognized securities exchange or traded on the over-the-counter market (collectively, a “Stock Exchange”), including but not limited to an initial public offering, plan of arrangement, amalgamation, reverse merger or other business combination pursuant to which the common shares of the Corporation (or the equity securities of any resulting issuer or parent thereof) or such other issuer that become so listed, subject to the terms and conditions set forth herein.

2.            The Option expires and terminates at 4:30 p.m. (Toronto time) on the day (the "Expiry Date") that is the earlier of (i) the Fifth (5th) anniversary of the date hereof and (ii) the dates determined by Sections 6 and 7 below.

3.            Subject to the more specific provisions of the Plan and this Agreement, the Shares optioned under this Agreement shall vest as to one thirty-sixth of the options at the end of each calendar month over 3 years from the date of grant.

4.           Except as provided in Sections 6 and 7 below, the Option may only be exercised while the Participant is a director, officer, employee or consultant of the Corporation. The Participant (or his legal or personal representative) may exercise the Option by delivering to the Corporation, at its principal office in Toronto, Ontario:

(a)	a written notice expressing the intention to exercise the Option and specifying the number of Shares in respect of which the Option is exercised;

(b)	a cash payment, cheque or bank draft, representing the full purchase price of the Shares in respect of which the Option is exercised; and

(c)

in the event that the Option is exercised in accordance with this Agreement by persons other than the Participant, proof satisfactory to the Corporation of the right of such persons to exercise the Option.

5.            Upon the exercise of the Option as aforesaid, the Corporation shall employ its reasonable efforts to forthwith deliver, or cause the registrar and transfer agent of the Shares to deliver, to the Participant (or his legal, personal representative) or to the order thereof, a certificate representing the aggregate number of fully paid and non-assessable Shares as the Participant (or his legal, personal representative) shall have then paid for.

6.         Subject to any written agreement between the Corporation and a Participant providing otherwise, if the Participant shall cease to be a director, officer, employee or consultant of the Corporation for any reason other than death, the Option granted herein shall expire and terminate immediately as to the then unvested portion thereof, with the balance of the unexercised vested portion of the Option expiring at 4:30 p.m. (Toronto time) on the day that is the earlier of: (i) the ninetieth (90th) day after the date the Participant ceases to be a director, officer, employee or consultant or the thirtieth (30th) day after the date that Participant ceases to be engaged in investor relation activities; and (ii) the period during which an Option may be exercised (the "Option Period").

7.            Subject to any written agreement between the Corporation and a Participant providing otherwise, if in the event of the death of the Participant, the Option shall be exercisable until 4:30 p.m. (Toronto time) on the day that is the earlier of (i) twelve (12) months after the date of death of the Participant and (ii) the Option Period, and then only:

(a)	by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or applicable law; and

(b)	to the extent that he was entitled to exercise the Option as at the date of his death.

8.            The Participant acknowledges and agrees that neither the selection of him as a Participant under the Plan, nor the granting of the Option hereunder shall (i) confer upon him any right to continue as a director, officer, employee or consultant of the Corporation, as the case may be, or (ii) be construed as a guarantee that the Participant will continue as a director, officer, employee or consultant of the Corporation, as the case may be. The Participant further acknowledges and agrees that this Agreement and the Option granted hereby shall in no way constitute the basis for a claim for damages by the Participant against the Corporation in the event of the termination of the employment of the Participant with the Corporation for any reason whatsoever, including the Participant's wrongful dismissal, and the Participant hereby releases and forever discharges the Corporation from all claims and rights of action for damages whatsoever based upon or arising out of this Agreement and the Option.

9.            The Participant shall not have any of the rights or privileges of a shareholder of the Corporation in respect of any Shares issuable upon exercise of the Option until such Shares have been paid for in full and issued to the Participant.

10.         The number of Shares deliverable upon the exercise of the Option shall be increased or decreased proportionately in the event of the subdivision or consolidation of the outstanding Shares of the Corporation prior to the Expiry Date, without any change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each Share covered by the Option. In case the Corporation is reorganized or merged or consolidated or amalgamated with another corporation, appropriate provisions shall be made for the continuance of the Option and to prevent its dilution or enlargement. Adjustments under this Section 10 shall be made by the board of directors (the "Board") of the Corporation (or by such committee or persons as may be delegated such authority pursuant to the Plan), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued on any such adjustment.

11.          The Option and all benefits and rights accruing to the Participant hereunder shall not be transferable or assignable unless specifically provided herein. During the lifetime of the Participant the Option granted hereunder may only be exercised by the Participant as herein provided and in the event of the death of the Participant, by the person or persons to whom the Participant's rights under the Option pass by the Participant's will or applicable law.

12.          The Participant acknowledges and agrees that the Board may, at any time, suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall materially alter the terms of the Option granted herein.

13.          The obligation of the Corporation to issue and deliver Shares on the exercise of the Option in accordance with the terms and conditions of this Agreement is subject to applicable securities legislation and to the receipt of any approvals that may be required from any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation. If Shares cannot be issued to the Participant upon the exercise of the Option for any reason whatsoever, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of the Option will be returned to the Participant as soon as practicable.

14.        The Participant acknowledges that he has read and understood the Plan and the Participant and the Corporation agree that all provisions thereof apply to the parties hereto and to this Agreement with the same effect as if such provisions were set out in this Agreement. Whenever any provision of this Agreement conflicts with any provision of the Plan, as may be amended from time to time, the provisions of this Plan shall prevail.

15.          This Agreement and the Participant shall be subject to the rules and policies of any stock exchange or exchanges on which the Shares of the Corporation are then listed, any other regulatory body having jurisdiction and applicable securities legislation. The Participant acknowledges that the Shares that are the subject of the Options granted under this Agreement are subject to resale restrictions imposed as a consequence of securities legislation and/or the policies of the stock exchange on which the Shares may be listed for trading. Any certificate representing Shares issued upon the exercise of the Options prior to the date occurring four months and one day from the date hereof will bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (I) _____, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

provided that any time subsequent to the date occurring four months and one day from the date hereof any certificate representing such Shares may be exchanged for a certificate bearing no such legends.

In addition to the foregoing, Options granted in the "United States" or to "U.S. persons" (as such terms are defined in Regulation S under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act")), or Shares issued in the United States or to U.S. persons upon exercise of any Options pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws shall bear the following legend restricting transfer under applicable United States federal and state securities laws:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN CONNECTION WITH ANY TRANSFERS PURSUANT TO (C)(1) OR (D) ABOVE, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE CORPORATION, TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

16.          Time shall be of the essence of this Agreement.

17.          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

FIREFLY NEUROSCIENCE, INC.

Per:
Jon Olsen
President and Chief Executive Officer

SIGNED, SEALED AND DELIVERED

in the presence of:

Witness